Exhibit 10.10

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

ADVANCED ANALOGIC TECHNOLOGIES, INC.

STOCK PURCHASE WARRANT

THIS CERTIFIES that                                          (the “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date of this Warrant and on or prior to February     , 2007 (the “Expiration Date”), but not thereafter, to subscribe for and purchase, from Advanced Analogic Technologies, Inc., a California corporation (the “Company”), the number of whole Shares (as defined below) equal to the quotient obtained by dividing (x) by (y). (x) shall be an amount equal to                     , representing five percent (5%) of the number of whole United States Dollars advanced to the Company on the initial issuance date of this Warrant. (y) shall be equal to the Exercise Price (as hereinafter defined). “Shares” shall be the securities issued in the Company’s next private placement involving the receipt by the Company of at least Five Million Dollars ($5,000,000) (including amounts received on conversion of debt) (the “Next Financing). The “Exercise Price” shall be the per share price paid for Shares in the Next Financing. This Warrant is issued pursuant to the Note and Warrant Purchase Agreement of even date herewith (as amended, modified or supplemented, the “Note Purchase Agreement”) between Company and the Investor (as defined in the Note Purchase Agreement).

1. Exercise of Warrant.

(a) Unless earlier terminated under Section 7, the purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time after the date hereof and before the close of business on the Expiration Date, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the Exercise Price of the Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company in an amount equal to the Exercise Price of the Shares thereby purchased); whereupon the Holder shall be entitled to receive a certificate for the number of Shares so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid.

(b) Certificates for Shares purchased hereunder shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised as aforesaid.

(c) The Company covenants that all Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

2. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each Share may be purchased hereunder shall be paid in cash to the Holder.

3. Charges, Taxes and Expenses. Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

4. No Rights as Shareholders. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof.

5. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

6. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

7. Early Termination and Dilution.

(a) Early Termination on Merger, etc. If at any time the Company proposes to merge with or into any other corporation, effect a reorganization, or sell or convey all or substantially all of its assets to any other entity in a transaction in which the shareholders of the Company immediately before the transaction own immediately after the transaction less than a majority of the outstanding voting securities of the surviving entity (or its parent), then the Company shall give the Holder ten (10) days notice of the proposed effective date of the transaction and, if the Warrant has not been exercised by the effective date of the transaction, the Warrant shall terminate.

(b) Conversion or Redemption of the Shares to Common Stock. Should all of the Shares be, or if outstanding would be, at any time prior to the expiration of this Warrant or any portion thereof, redeemed or converted into shares of the Company’s Common Stock in accordance with the Company’s Articles of Incorporation, as amended, then this Warrant shall become immediately exercisable for that number of shares of the Company’s Common Stock equal to the number of shares of the Common Stock that would have been received if this Warrant had been exercised in full and the Shares received thereupon had been simultaneously converted immediately prior to such event, and the Exercise Price shall immediately be adjusted to equal the quotient obtained by dividing (x) the aggregate Exercise Price of the maximum number of the Shares for which this Warrant was exercisable immediately prior to such conversion or redemption, by (y) the number of shares of Common Stock for which this Warrant is exercisable immediately after such conversion or redemption.

(c) Reclassification, etc. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number or securities or any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section. No adjustment shall be made pursuant to this subsection, upon any conversion or redemption of the Shares which is the subject of subsection (b).

(d) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of combination, in both cases by the ratio which the total number of such securities to be outstanding immediately after such event bears to the total number of such securities outstanding immediately prior to such event.

(e) Cash Distributions. No adjustment on account of cash dividends or interest on the Shares or other securities purchasable hereunder will be made to the Exercise Price under this Warrant.

8. Miscellaneous.

(a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the date set forth below. This Warrant shall constitute a contract under the laws of the State of California and for all purposes shall be construed in accordance with and governed by the laws of said state.

(b) Restrictions. The Holder acknowledges that the Shares acquired upon the exercise of this Warrant may have restrictions upon its resale imposed by state and federal securities laws.

(c) Waivers and Amendments. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought. This Warrant shall be binding upon any successors or assigns of the Company.

(d) Assignment and Transferability. This Warrant may be assigned or transferred by the Holder only with the prior written approval of the Company.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:            , 2002

ADVANCED ANALOGIC TECHNOLOGIES, INC.

(Signature)

(Print Name)

(Title)

NOTICE OF EXERCISE

TO:	Advanced Analogic Technologies Inc
830 E. Arques Av
Sunnyvale, CA 94085
Attn: Secretary

1. The undersigned hereby elects to purchase                      shares of the                      (the “Shares”) of Advanced Analogic Technologies, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

2. Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

(Print Name)

(Address)

(Address)

3. The undersigned confirms that the Shares are being acquired for the account of the undersigned for investment only and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or selling the Shares.

(Date)	(Signature)

(Print Name)